Exhibit 4.01

                                AMPEX CORPORATION
                              2000 STOCK BONUS PLAN



1.      Purpose.
        -------

        The purpose of the Plan is to promote the interests of Ampex Corporation, a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire, through stock bonus or direct stock purchase, a proprietary interest, or otherwise increase their existing proprietary interest, in the Corporation, as an incentive for them to perform services for the benefit of the Corporation (or any Parent or Subsidiary as defined below).

2.      Definitions.
        -----------

        For purposes of the Plan:

        2.1    "Board" shall mean the Corporation's Board of Directors.

        2.2 "Change in Capitalization" shall mean any increase or reduction in the number of outstanding shares of Common Stock, or any change (including, but not limited to, a change in par value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

        2.3 "Change of Control" shall mean a change in ownership or control of the Corporation effected through any of the following:

               (a) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

               (b) any stockholder-approved sale or other transfer of all or substantially all the Corporation's assets as an entirety;

               (c) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that as of the Plan Effective Date, directly or indirectly controls, is controlled by or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of securities possessing more than fifty (50%) of the total combined voting power of the Corporation's outstanding voting securities pursuant to a tender or exchange offer or otherwise; or

               (d) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period


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by at least a majority  of the Board  members  described  in clause (A) who were still in office at the time the Board approved such election or nomination.

        2.4    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.5 "Committee" shall mean a committee as described in Section 3.1 hereof, consisting of at least two (2) nonemployee directors (within the meaning of Rule 16b-3 under the 1934 Act) of the Corporation appointed by the Board to administer the Plan and to perform the functions set forth herein.

        2.6 "Common Stock" shall mean the Corporation's Class A Common Stock, par value $0.01 per share.

        2.7 "Corporation" shall have the meaning set forth in Section 1 hereof.

        2.8 "Eligible Individual" shall mean any of the following who provide services to the Corporation (or any Parent or Subsidiary), and who are designated by the Committee, in its sole discretion, as eligible to receive Stock Awards under the Plan, subject to the conditions set forth herein: (i) officers (including officers who serve as directors), (ii) employees, (iii) non-employee directors, or (iv) consultants or advisors, provided that with respect to such consultants or advisors (x) they are natural persons, (y) they provide bona fide services to the Corporation (or such Parent or Subsidiary) and
(z) the services for which a Stock Award is made hereunder are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities.

        2.9 "Fair Market Value" on any date shall mean the closing price of the Common Stock on the last trading day immediately prior to such date on the principal national securities exchange on which such Common Stock is listed or admitted to trading, or, if such Common Stock is not so listed or admitted to trading, the arithmetic mean of the per share closing bid price and per share closing asked price of the Common Stock on the last trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to the Common Stock on such date, the Fair Market Value shall be the value established by the Board in good faith.

        2.10 "Grantee" shall mean a person to whom a Stock Award has been granted under the Plan.

        2.11 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.12 "Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations other than the Corporation owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. The Committee shall have authority, at its discretion, to determine that an unincorporated entity which holds, directly or indirectly, at least a 50% voting interest in one of the other corporation in the chain, shall be treated as a corporation for purposes of this definition.

        2.13   "Plan" shall mean the Corporation's 2000 Stock Bonus Plan.

        2.14 "Plan Effective Date" shall mean June 9, 2000, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the securities of the Corporation present, or represented by proxy, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware.

        2.15 "Stock Award" shall mean shares of Common Stock or rights to acquire shares of Common Stock awarded to an Eligible Individual pursuant to
Section 5 hereof.


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        2.16   "Subsidiary"  shall mean any  corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. The Committee shall have authority, at its discretion, to determine that an unincorporated entity in which the Corporation holds, directly or indirectly, at least a 50% voting interest, shall be treated as a corporation for purposes of this definition.

        2.17 "Withholding Taxes" shall mean the Federal, state and local income and employment withholding tax liabilities and any other tax which the Corporation is required by any law or regulation of any governmental authority to withhold in connection with the shares of Common Stock granted hereunder.

3.      Administration.
        --------------

        3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a nonemployee director within the meaning of Rule 16b-3 promulgated under the 1934 Act. Such Committee members shall also be "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Corporation hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

        3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to select, upon recommendation by the Corporation's management, those Eligible Individuals to whom Stock Awards shall be granted under the Plan and to determine the number of shares of Common Stock to be granted pursuant to each Stock Award, the consideration therefor, and the terms and conditions of each Stock Award, including the restrictions, performance criteria or vesting schedule, if any, relating to such shares of Common Stock; provided, however, that: (i) the Committee shall have the power to fix the purchase price per share of Common Stock subject to direct stock purchase, which may not be less than the Fair Market Value per share at the date of issuance; and (ii) any Stock Award to be granted as a bonus, rather than pursuant to a direct stock purchase, shall not be valued by the Committee at less than Fair Market Value. Subject to Section 6 below, the purchase price for shares of Common Stock sold to a Grantee shall be payable by or on behalf of such Grantee to the Corporation in cash or by check.

        3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

               (a) to construe and interpret the Plan and the Stock Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law, including Rule 16b-3 under the Exchange Act and the Code, to the extent applicable. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Corporation, its Parent and Subsidiaries and Grantees, and all other persons having any interest therein;


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               (b)    to  determine  the  duration  and  purposes  for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of service for purposes of the Plan;

               (c) to amend, modify or cancel any outstanding Stock Award with the consent of the Grantee, or to accelerate the vesting of any Stock Award or waive the Grantee's obligations to surrender shares or the Corporation's repurchase rights with respect to any Stock Award;

               (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

               (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Corporation with respect to the Plan; and

               (f) to provide for the limited transferability of Stock Awards to certain family members, family trusts or family partnerships of Grantees.

4.      Stock Subject to the Plan.
        -------------------------

        4.1 The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 2,500,000.

        4.2 Except for a person who prior to the time of grant of a Stock Award has not been an Eligible Individual, no one person participating in the Plan may receive Stock Awards for more than 250,000 shares of Common Stock in the aggregate per calendar year, beginning with the 2000 calendar year.

        4.3 Upon the granting of a Stock Award, the number of shares of Common Stock available under Section 4.1 hereof for the granting of further Stock Awards shall be reduced by the number of shares of Common Stock in respect of which the Stock Award is granted. Unvested shares issued under the Plan and subsequently surrendered to the Corporation, or repurchased by the Corporation at the original issue price paid per share pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and accordingly be available for re-issuance under the Plan.

        4.4 In the event of a Change in Capitalization, the Committee shall, in its sole discretion, conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of Common Stock or other stock or securities with respect to which Stock Awards may be granted under the Plan. The adjustments, if any, determined by the Committee shall be binding and conclusive.

5.      Stock Awards.
        ------------

        5.1 The Committee may grant Stock Awards to Eligible Individuals. Subject to Section 3.2 above, Stock Awards may be granted (i) as a bonus for past services rendered to the Corporation (or any Parent or Subsidiary), (ii) as an incentive for future services to be rendered to the Corporation (or any Parent or Subsidiary), or (iii) as an inducement for the recipient's entering into an employment or consulting agreement with the Corporation (or any Parent or Subsidiary).

        5.2. Subject to Section 3.2 above, the Committee may issue shares of Common Stock in fulfillment of Stock Awards which are fully and immediately vested upon grant, or which are to vest in one or more installments over the Grantee's period of service or earlier upon attainment of designated performance goals established by the Committee, and may grant Stock Awards that provide for future issuance of a specified number of shares of Common


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Stock upon the attainment of service  requirements or earlier upon attainment of one or more performance goals established by the Committee.

        5.3. Upon the issuance of shares of Common Stock in fulfillment of a Stock Award, whether or not the Grantee's interest in the shares shall have fully vested at the time of issuance, the Grantee shall have all of the rights of a stockholder with respect to the shares issued, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to such shares, subject, however, to the Grantee's obligations to surrender, and the Corporation's rights to repurchase, unvested shares pursuant to this Plan and to any restrictions on transferability established by the Committee with respect to such shares at the time of grant. No Stock Award granted under this Plan that is subject to any Grantee's obligation to surrender shares, the Corporation's repurchase rights or any other restrictions pursuant to this Plan or any Stock Award may be transferred by a Grantee, except by will or the laws of descent and distribution; provided, however, that any Stock Awards transferred shall remain subject to all such obligations, rights and restrictions.

        5.4. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Grantee may have the right to receive with respect to the Grantee's unvested shares of Common Stock by reason or any Change in Capitalization shall be issued subject to (i) the same vesting requirements, if any, applicable to the Grantee's unvested shares and (ii) such escrow arrangements as the Committee shall deem appropriate.

        5.5. Should the Grantee cease to remain in the service of the Corporation (or any Parent or Subsidiary) while holding one or more unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Grantee shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Grantee for consideration paid in cash or cash equivalent (including the Grantee's purchase money indebtedness), the Corporation shall repay to the Grantee the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money indebtedness attributable to the surrendered shares. Notwithstanding the foregoing or any other provision of this Plan to the contrary, in the event of any such cessation of service by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or consulting services to enter public or military service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Grantee who holds a Stock Award with respect to unvested shares that are subject to a Grantee's obligations to surrender the shares, the Corporation's rights to repurchase the shares, or any restrictions on transfer, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation, requirement or restriction with respect to any Stock Award under this Plan.

        5.6. Outstanding Stock Awards that provide for future issuance of Common Stock shall automatically terminate, and no shares of Common Stock shall actually be issued in fulfilment of those Stock Awards, if the service requirements established for such Awards are not attained. The Committee, however, shall have the authority to issue shares of Common Stock in fulfilment of one or more unattained Stock Awards in its discretion.

        5.7. In the event of a Change of Control, the obligations of each Grantee to surrender unvested shares and the Corporation's repurchase rights with respect to such shares shall terminate automatically, and all of such unvested shares shall immediately vest in full, except to the extent (i) such repurchase rights and the benefit of such obligations are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change of Control, or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the Stock Award is granted; provided, however, that such unvested shares shall not vest if and to the extent that such vesting would cause the disallowance to the Corporation under the "excess parachute payment" rules under
Section 280G of the Code of a deduction with respect to such shares.



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        5.8.   Shares of Common  Stock  which have been  issued but have not yet fully vested may, in the Committee's discretion, be held in escrow by the Corporation until the Grantee's interest in such shares vests, or may be issued
directly  to  the  Grantee  with   restrictive   legends  on  the   certificates
representing the unvested shares, evidencing the Grantee's obligations to surrender, and, if applicable, the Corporation's right to repurchase those shares pursuant to the Plan.

6.      Financing.
        ---------

        The Committee may permit any Grantee to pay all or a portion of the purchase price of shares issued under the Plan by delivering a full-recourse, interest bearing promissory note, payable in one or more installments. The terms of the note (including the interest rate, maturity date and terms of repayment) shall be established by the Committee in its sole discretion. In no event may the maximum credit available to the Grantee exceed the sum of (i) the aggregate purchase price payable for the shares plus (ii) any Federal, state or local income tax liability incurred by the Grantee in connection with such share purchase.

7.      Tax Withholding.
        ---------------

        The Corporation's obligation to deliver shares of Common Stock in connection with the granting or vesting of a Stock Award under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. If a Grantee is to experience a taxable event in connection with any Stock Award under the Plan, the Grantee must make arrangements satisfactory to the Corporation to provide for the timely payment of all applicable Withholding Taxes upon such taxable event. The
Committee may, in its sole discretion, authorize the Corporation to permit a Grantee to satisfy the obligation to pay all or a portion of any such Withholding Taxes by having the Corporation withhold a portion of the shares of Common Stock otherwise issuable, deliverable or released from escrow to the Grantee having an aggregate Fair Market Value, on the date of issuance, delivery or release, as applicable, equal to the amount of such Withholding Taxes designated by the Grantee and approved by the Committee.

8.      Effective Date And Term Of The Plan.
        -----------------------------------

        8.1. The Plan shall become effective immediately upon the Plan Effective Date.

        8.2. The Plan shall terminate upon the earliest of (i) the close of business on June __, 2010, the day immediately preceding the tenth anniversary of the Plan Effective Date, or (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued, and no Stock Award may be granted thereafter; provided, however, that the Board, in its sole discretion, may sooner terminate the Plan.

9.      Amendment Of The Plan.
        ---------------------

        The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to unvested stock issuances at the time outstanding under the Plan unless the Grantee consents to such amendment or modification. To the extent necessary under Section 16(b) of the 1934 Act and the rules and regulations promulgated thereunder or under applicable laws or securities exchange rules, no amendment to the Plan shall be effective unless approved by the stockholders of the Corporation in accordance with applicable laws and regulations.

10.     Regulatory Approvals.
        ---------------------

        10.1 The implementation of the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities


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having jurisdiction over the Plan and the shares of Common Stock issued pursuant to it.

        10.2 No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange on which the Common Stock is then listed for trading.

11.     Non-Exclusivity of the Plan.
        ----------------------------

        The adoption of the Plan by the Board shall not be construed as amending, modifying, or rescinding any previously approved incentive arrangement, or as creating any limitations on the power of the Board to adopt such other incentive arrangement as it may deem desirable, including, without limitation, the granting of stock awards otherwise than under the Plan.

12.     Limitation of Liability.
        ------------------------

        As illustrative of the limitations of liability of the Corporation, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to be granted a Stock Award other than at the sole discretion of the Committee;

               (b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

               (c) limit in any way the right of the Corporation, or any Parent or Subsidiary, as the case may be, to terminate the employment of any person at any time; or

               (d) be evidence of any agreement or understanding, expressed or implied, that the Corporation, or its parent or subsidiary corporations, as the case may be, will employ any person at any particular rate of compensation or for any particular period of time.

13.     Multiple Awards.
        ---------------

        The terms of each Stock Award may differ from other Stock Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Stock Award per year to a given Grantee during the term of the Plan.

14.     Governing Law.
        --------------

        Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles thereof.





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